Exhibit 99.1

Encore Capital Group Announces First Quarter 2018 Financial Results

•	Global cash collections of $489 million sets new record

•	Estimated Remaining Collections of $7.1 billion establishes new all-time high

•	Announces agreement to acquire the remaining interest in Cabot

SAN DIEGO, May 8, 2018 -- Encore Capital Group, Inc. (NASDAQ: ECPG), an international specialty finance company providing debt recovery solutions for consumers across a broad range of assets, today reported consolidated financial results for the first quarter ended March 31, 2018.
In a separate press release today, the Company announced an agreement to acquire the remaining interest in Cabot Credit Management.
“The first quarter for Encore was a period of solid financial and operational performance. In the U.S., our largest market, the supply of charged-off credit card debt continues to grow and we are purchasing large amounts of receivables at the highest returns we’ve seen in several years. We’re in a strong position from a collections capacity perspective and we expect to continue to benefit from these favorable buying conditions for some time,” said Ashish Masih, President and Chief Executive Officer. “We continued investment spending to further build capacity for our U.S. business and accelerated legal spending in the quarter to benefit from consumer liquidity, which in part is a result of the new domestic tax reform. In Europe, Cabot’s liquidation improvement initiatives helped drive a record level of cash collections in the quarter.”
Key Financial Metrics for the First Quarter of 2018:

•	Estimated Remaining Collections (ERC) grew 21% compared to the same period of the prior year, to a record $7.1 billion.

•	Investment in receivable portfolios was $277 million, including $179 million in the U.S. and $87 million in Europe, compared to $219 million deployed overall in the same period a year ago.

•	Gross collections grew 11% to a record $489 million, compared to $441 million in the same period of the prior year.

•
Total revenues, adjusted by net allowance reversals, were $327 million, including revenue associated with Wescot, a leading U.K. contingency debt collection and business process outsourcing (BPO) services company, acquired by Encore’s Cabot subsidiary during the fourth quarter of 2017. Total revenues were $272 million in the first quarter of 2017.

•
Total operating expenses were $238 million, compared to $196 million in the same period of the prior year. Adjusted operating expenses increased 13% to $188 million, compared to $167 million in the same period of the prior year. Incremental operating expenses in the first quarter of 2018 included spending related to collections capacity expansion and accelerated legal spending in the U.S., as well as expenses associated with Wescot.

•	Total interest expense increased to $57.5 million, compared to $49.2 million in the same period of the prior year, principally as a result of larger investments in receivables.

•	GAAP net income attributable to Encore was $21.8 million, or $0.83 per fully diluted share, as compared to $22.3 million, or $0.85 per fully diluted share in the same period a year ago.

•	Adjusted income attributable to Encore was $25.8 million, compared to $24.8 million in the first quarter of 2017.

Encore Capital Group, Inc.

•	Adjusted income attributable to Encore per share (also referred to as Economic EPS) was $0.98, compared to $0.95 in the same period of the prior year.

•	Available capacity under Encore’s domestic revolving credit facility, after taking into account borrowing base and applicable debt covenants, was $238 million as of March 31, 2018.

Conference Call and Webcast
Encore will host a conference call and slide presentation today, May 8, 2018, at 2:00 p.m. Pacific / 5:00 p.m. Eastern time, presenting and discussing the reported quarterly results, as well as Encore’s agreement to acquire the remaining interest in Cabot Credit Management, which was announced in a separate press release today.

Members of the public are invited to access the live webcast via the Internet by logging on at the Investor Relations page of Encore's website at www.encorecapital.com. To access the live, listen-only telephone conference portion, please dial (855) 541-0982 or (704) 288-0606.

For those who cannot listen to the live broadcast, a telephonic replay will be available for seven days by dialing (800) 585-8367 or (404) 537-3406 and entering the conference number 2445949. A replay of the webcast will also be available shortly after the call on the Company's website.

Non-GAAP Financial Measures
This news release includes certain financial measures that exclude the impact of certain items and therefore have not been calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company has included adjusted income attributable to Encore and adjusted income attributable to Encore per share (also referred to as economic EPS when adjusted for certain shares associated with our convertible notes that will not be issued but are reflected in the fully diluted share count for accounting purposes) because management uses this measure to assess operating performance, in order to highlight trends in the Company’s business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP. The Company has included information concerning adjusted operating expenses in order to facilitate a comparison of approximate cash costs to cash collections for the portfolio purchasing and recovery business in the periods presented. Adjusted income attributable to Encore, adjusted income attributable to Encore per share/economic EPS, and adjusted operating expenses have not been prepared in accordance with GAAP. These non-GAAP financial measures should not be considered as alternatives to, or more meaningful than, net income, net income per share, and total operating expenses as indicators of the Company’s operating performance. Further, these non-GAAP financial measures, as presented by the Company, may not be comparable to similarly titled measures reported by other companies. The Company has attached to this news release a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

About Encore Capital Group, Inc.
Encore Capital Group is an international specialty finance company that provides debt recovery solutions for consumers across a broad range of assets. Through its subsidiaries, Encore purchases portfolios of consumer receivables from major banks and credit unions.

Encore partners with individuals as they repay their obligations, helping them on the road to financial recovery and ultimately improving their economic well-being. Encore is the first and only company of its kind to operate with a Consumer Bill of Rights that provides industry-leading commitments to consumers.

Encore Capital Group, Inc.

Headquartered in San Diego, the company is a publicly traded NASDAQ Global Select company (ticker symbol: ECPG) and a component stock of the Russell 2000, the S&P Small Cap 600 and the Wilshire 4500. More information about Encore can be found at http://www.encorecapital.com. More information about the Company’s Cabot Credit Management subsidiary can be found at http://www.cabotcm.com. Information found on the Company’s website or Cabot’s website is not incorporated by reference.

Forward Looking Statements
The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “will,” “may,” “believe,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, statements regarding our future operating results, performance, business plans or prospects. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors are discussed in the reports filed by the Company with the Securities and Exchange Commission, including the most recent reports on Forms 10-K and 10-Q, as they may be amended from time to time. The Company disclaims any intent or obligation to update these forward-looking statements.

Contact:

Bruce Thomas
Vice President, Investor Relations
Encore Capital Group, Inc.
(858) 309-6442
bruce.thomas@encorecapital.com

FINANCIAL TABLES FOLLOW

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Condensed Consolidated Statements of Financial Condition
(In Thousands, Except Par Value Amounts)
(Unaudited)

	March 31, 2018	December 31, 2017
Assets
Cash and cash equivalents	$217,138	$212,139
Investment in receivable portfolios, net	3,024,141	2,890,613
Deferred court costs, net	85,887	79,963
Property and equipment, net	81,008	76,276
Other assets	276,966	302,728
Goodwill	957,120	928,993
Total assets	$4,642,260	$4,490,712
Liabilities and equity
Liabilities:
Accounts payable and accrued liabilities	$244,948	$284,774
Debt, net	3,607,101	3,446,876
Other liabilities	33,187	35,151
Total liabilities	3,885,236	3,766,801
Commitments and contingencies
Redeemable noncontrolling interest	155,249	151,978
Equity:
Convertible preferred stock, $.01 par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $.01 par value, 50,000 shares authorized, 25,912 shares and 25,801 shares issued and outstanding as of March 31, 2018 and December 31, 2017, respectively	259	258
Additional paid-in capital	45,906	42,646
Accumulated earnings	626,130	616,314
Accumulated other comprehensive loss	(61,463)	(77,356)
Total Encore Capital Group, Inc. stockholders’ equity	610,832	581,862
Noncontrolling interest	(9,057)	(9,929)
Total equity	601,775	571,933
Total liabilities, redeemable equity and equity	$4,642,260	$4,490,712
The following table includes assets that can only be used to settle the liabilities of the Company’s consolidated variable interest entities (“VIEs”) and the creditors of the VIEs have no recourse to the Company. These assets and liabilities are included in the consolidated statements of financial condition above.

	March 31, 2018	December 31, 2017
Assets
Cash and cash equivalents	$104,679	$88,902
Investment in receivable portfolios, net	1,423,774	1,342,300
Deferred court costs, net	30,169	26,482
Property and equipment, net	23,089	23,138
Other assets	121,499	122,263
Goodwill	750,427	724,054
Liabilities
Accounts payable and accrued liabilities	$126,691	$151,208
Debt, net	2,133,605	2,014,202
Other liabilities	2,103	1,494

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Condensed Consolidated Statements of Operations
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended March 31,
	2018	2017
Revenues
Revenue from receivable portfolios	$281,009	$249,838
Other revenues	35,968	19,971
Total revenues	316,977	269,809
Allowance reversals on receivable portfolios, net	9,811	2,132
Total revenues, adjusted by net allowances	326,788	271,941
Operating expenses
Salaries and employee benefits	89,259	68,278
Cost of legal collections	53,855	47,957
Other operating expenses	33,748	26,360
Collection agency commissions	11,754	11,562
General and administrative expenses	39,284	33,318
Depreciation and amortization	10,436	8,625
Total operating expenses	238,336	196,100
Income from operations	88,452	75,841
Other (expense) income
Interest expense	(57,462)	(49,198)
Other income	2,193	602
Total other expense	(55,269)	(48,596)
Income from continuing operations before income taxes	33,183	27,245
Provision for income taxes	(9,470)	(12,067)
Income from continuing operations	23,713	15,178
Loss from discontinued operations, net of tax	—	(199)
Net income	23,713	14,979
Net (income) loss attributable to noncontrolling interest	(1,886)	7,119
Net income attributable to Encore Capital Group, Inc. stockholders	$21,827	$22,098
Amounts attributable to Encore Capital Group, Inc.:
Income from continuing operations	$21,827	$22,297
Loss from discontinued operations, net of tax	—	(199)
Net income	$21,827	$22,098

Earnings (loss) per share attributable to Encore Capital Group, Inc.:

Basic earnings (loss) per share from:
Continuing operations	$0.84	$0.86
Discontinued operations	$—	$(0.01)
Net basic earnings per share	$0.84	$0.85
Diluted earnings per share from:
Continuing operations	$0.83	$0.85
Discontinued operations	$—	$—
Net diluted earnings per share	$0.83	$0.85

Weighted average shares outstanding:
Basic	26,056	25,876
Diluted	26,416	26,087

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited, In Thousands)

	Three Months Ended March 31,
	2018	2017
Operating activities:
Net income	$23,713	$14,979
Adjustments to reconcile net income to net cash provided by operating activities:
Loss from discontinued operations, net of income taxes	—	199
Depreciation and amortization	10,436	8,625
Other non-cash expense, net	12,939	11,904
Stock-based compensation expense	2,276	750
Deferred income taxes	5,071	(4,040)
Allowance reversals on receivable portfolios, net	(9,811)	(2,132)
Changes in operating assets and liabilities
Deferred court costs and other assets	(5,811)	(2,413)
Prepaid income tax and income taxes payable	(2,245)	15,383
Accounts payable, accrued liabilities and other liabilities	(35,539)	(16,095)
Net cash provided by operating activities	1,029	27,160
Investing activities:
Purchases of receivable portfolios, net of put-backs	(280,909)	(222,885)
Collections applied to investment in receivable portfolios, net	206,402	189,665
Purchases of property and equipment	(11,220)	(6,081)
Other, net	1,239	(9,690)
Net cash used in investing activities	(84,488)	(48,991)
Financing activities:
Payment of loan costs	(90)	(2,742)
Proceeds from credit facilities	177,449	199,962
Repayment of credit facilities	(87,356)	(258,073)
Repayment of senior secured notes	(1,029)	(3,087)
Proceeds from issuance of convertible senior notes	—	150,000
Repayment of convertible senior notes	—	(60,406)
Proceeds from convertible hedge instruments	—	5,580
Taxes paid related to net share settlement of equity awards	(2,571)	(2,065)
Other, net	(1,765)	(876)
Net cash provided by financing activities	84,638	28,293
Net increase in cash and cash equivalents	1,179	6,462
Effect of exchange rate changes on cash and cash equivalents	3,820	3,704
Cash and cash equivalents, beginning of period	212,139	149,765
Cash and cash equivalents, end of period	217,138	159,931

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Supplemental Financial Information
Reconciliation of Adjusted Income Attributable to Encore to GAAP Net Income Attributable to Encore and Adjusted Operating Expenses Related to Portfolio Purchasing and Recovery Business to GAAP Total Operating Expenses
(In Thousands, Except Per Share amounts) (Unaudited)

	Three Months Ended March 31,
	2018		2017
	$	Per Diluted Share— Accounting and Economic	$	Per Diluted Share— Accounting and Economic
GAAP net income from continuing operations attributable to Encore, as reported	$21,827	$0.83	$22,297	$0.85
Adjustments:
Convertible notes non-cash interest and issuance cost amortization	3,035	0.12	3,014	0.12
Acquisition, integration and restructuring related expenses(1)	572	0.02	855	0.04
Net gain on fair value adjustments to contingent consideration(2)	(2,274)	(0.09)	—	—
Amortization of certain acquired intangible assets(3)	2,068	0.08	560	0.02
Expenses related to Cabot IPO(4)	2,984	0.11	—	—
Income tax effect of the adjustments(5)	(810)	(0.03)	(1,489)	(0.06)
Adjustments attributable to noncontrolling interest(6)	(1,558)	(0.06)	(482)	(0.02)
Adjusted income attributable to Encore	$25,844	$0.98	$24,755	$0.95
________________________

(1)
Amount represents acquisition, integration and restructuring related expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results.

(2)
Amount represents the net gain recognized as a result of fair value adjustments to contingent considerations that were established for our acquisitions of debt solution service providers in Europe. We have adjusted for this amount because we do not believe this is indicative of ongoing operations.

(3)
As we continue to acquire debt solution service providers around the world, the acquired intangible assets, such as trade names and customer relationships, have grown substantially. These intangible assets are valued at the time of the acquisition and amortized over their estimated lives. We believe that amortization of acquisition-related intangible assets, especially the amortization of an acquired company’s trade names and customer relationships, is the result of pre-acquisition activities. In addition, the amortization of these acquired intangibles is a non-cash static expense that is not affected by operations during any reporting period. As a result, the amortization of certain acquired intangible assets is excluded from our adjusted income from continuing operations attributable to Encore and adjusted income from continuing operations per share.

(4)
Amount represents expenses related to our process to assess options in relation to a potential initial public offering by our subsidiary Cabot. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results.

(5)
Amount represents the total income tax effect of the adjustments, which is generally calculated based on the applicable marginal tax rate of the jurisdiction in which the portion of the adjustment occurred.

(6)
Certain of the above pre-tax adjustments include expenses recognized by our partially-owned subsidiaries. This adjustment represents the portion of the non-GAAP adjustments that are attributable to noncontrolling interest.

Encore Capital Group, Inc.

	Three Months Ended March 31,
	2018	2017
GAAP total operating expenses, as reported	$238,336	$196,100
Adjustments:
Stock-based compensation expense	(2,276)	(750)
Operating expenses related to non-portfolio purchasing and recovery business(1)	(46,614)	(27,946)
Acquisition, integration and restructuring related expenses(2)	(572)	(855)
Net gain on fair value adjustments to contingent consideration(3)	2,274	—
Expenses related to Cabot IPO(4)	$(2,984)	$—
Adjusted operating expenses related to portfolio purchasing and recovery business	$188,164	$166,549
________________________

(1)
Operating expenses related to non-portfolio purchasing and recovery business include operating expenses from other operating segments that primarily engage in fee-based business, as well as corporate overhead not related to our portfolio purchasing and recovery business.

(2)
Amount represents acquisition, integration and restructuring related operating expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results.

(3)
Amount represents the net gain recognized as a result of fair value adjustments to contingent considerations that were established for our acquisitions of debt solution service providers in Europe. We have adjusted for this amount because we do not believe this is indicative of ongoing operations.

(4)
Amount represents expenses related to our process to assess options in relation to a potential initial public offering by our subsidiary Cabot. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results.